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FOULSTON & SIEFKIN

October 11, 1994


Re: Registration Statement on Form S-8
    1994 Stock Purchase Plan for AmVestors Financial Corporation
    Non-Employee Directors


Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 ("Registration Statement") to be filed by AmVestors Financial Corporation, a Kansas corporation (the "Company") on October 11, 1994 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 100,000 shares of the Company's common stock, no par value (the "Shares") as provided in the AmVestors Financial Corporation 1994 Stock Purchase Plan for Non-Employee Directors (the "Plan"), we have examined such documents, corporate records, certificates, and other instruments as we have deemed necessary or appropriate for purposes of this opinion, with respect to:

       (a)     the organization of the Company; and

       (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the adoption of the
          Plan.


        In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

       Based solely upon such examination, we are of the opinion that:

       1. The Company is duly organized and validly existing in good standing under the laws of the State of Kansas;

       2. The Company has taken all necessary and required corporate action in connection with the creation of the Plan; and

       3. When the Registration Statement shall have been filed with the Securities and Exchange Commission, the
Shares will, when issued pursuant to and in accordance with the terms of the Plan and upon receipt by the Company of the consideration for such shares as set forth in the Plan, be duly authorized, validly issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,
/s/Foulston & Siefkin
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